Exhibit 99.1

BRC GROUP HOLDINGS, INC.

Unaudited Pro Forma Consolidated Financial Information

(Dollars in thousands, except share data)

Introduction

Description of the Transactions

On November 3, 2026, BRC Group Holdings, Inc. (the “Company”) completed the sale of its entire equity interest in Great American Holdings, LLC (“GA Holdings”) to funds managed by Oaktree Capital Management, L.P. (collectively, “Oaktree”) (the “Disposition”). The Company accounted for its interest in GA Holdings under the equity method. Oaktree holds the majority and controlling interest in GA Holdings and is also the lender under the Company’s term loan credit agreement dated February 26, 2025, as amended (the “Oaktree Credit Agreement”). The term loans outstanding under the Oaktree Credit Agreement are referred to as the “Oaktree Term Loan”.

As consideration for the Disposition, Oaktree paid an aggregate purchase price of $62,250 for the Company’s equity method investment in GA Holdings. The $62,250 of consideration the Company received from Oaktree consisted of $10,570 of cash and a $51,680 reduction of indebtedness owed under the Oaktree Term Loan, through the cancellation and discharge of $51,680 of term loan principal (the “Prepaid Term Loans”). No prepayment premium was payable in connection with the reduction of indebtedness. For accounting purposes, the Disposition represents a transfer of a financial asset under ASC 860. Upon completion of the transfer, the Company derecognized its equity method investment in accordance with ASC 323. Consideration was measured at the fair value of the Company’s interest in GA Holdings of $62,250, which was determined using a market approach based on the negotiated price to sell the GA Holdings investment to Oaktree and equals the carrying amount of the investment at September 30, 2026 after the other-than-temporary impairment recorded in the third quarter of 2026 (see Note 2); accordingly, no gain or loss on the transfer is reflected in the pro forma adjustments.

Concurrently with the Disposition, the Company and Oaktree entered into Amendment No. 7 to the Oaktree Credit Agreement (the “Facility Amendment”). Immediately prior to the Disposition, a $3,281 transaction fee payable in connection with the Facility Amendment was capitalized and added to the outstanding principal balance of the existing term loans. Following the Disposition and the $51,680 reduction of indebtedness owed under the Oaktree Term Loan, Oaktree advanced $26,500 of additional term loans (the “Amendment No. 7 Term Loans”), which bear interest at the same rate applicable to the existing Oaktree Term Loan. A closing fee equal to 2.0% of the Amendment No. 7 Term Loans, or $530 in total, was payable at closing and was netted from the proceeds of the Amendment No. 7 Term Loans. The Facility Amendment also provides that, from and after its effective date, no prepayment premium applies to the outstanding term loans, and released the Company’s interests in GA Holdings from the borrowing base and the collateral securing the Oaktree Term Loan.

The $51,680 reduction of indebtedness owed under the Oaktree Term Loan was accounted for as a partial extinguishment of the Oaktree Term Loan, and the Facility Amendment as a modification of the continuing Oaktree Term Loan, under ASC 470-50; see Note 2. Immediately following the capitalization of the $3,281 transaction fee and the reduction of indebtedness, and before giving effect to the $26,500 of Amendment No. 7 Term Loans advanced at closing, $17,227 of principal remained outstanding under the Oaktree Credit Agreement. After giving effect to the Amendment No. 7 Term Loans, the outstanding principal balance under the Oaktree Credit Agreement was $43,727.

The accounting for the Disposition and the Facility Amendment is preliminary. See Note 1.

Basis of Presentation

The unaudited pro forma consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and is derived from the Company’s audited consolidated financial statements for the year ended December 31, 2025 included in its Annual Report on Form 10-K and its unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2026 included in its Quarterly Report on Form 10-Q, and should be read in conjunction with those financial statements and the related notes.

The unaudited pro forma consolidated balance sheet as of September 30, 2026 gives effect to the Disposition and the Facility Amendment as if they had occurred on September 30, 2026. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2026 and the year ended December 31, 2025 give effect to the Disposition and the Facility Amendment as if they had occurred on January 1, 2025. The Disposition does not qualify as a discontinued operation under ASC 205-20 since the sale of the equity investment is not considered a strategic shift in the Company’s operations. The pro forma adjustments consist solely of transaction accounting adjustments; no autonomous entity adjustments are required and no management’s adjustments are presented. Pro forma basic and diluted earnings per share are computed using the Company’s historical weighted average shares outstanding; no shares were issued in connection with the Disposition or the Facility Amendment. Diluted earnings per share for the nine months ended September 30, 2026 reflects the adjustment to the numerator for the change in fair value of warrants and gain on warrant exercise as presented in the Company’s historical financial statements.

The unaudited pro forma consolidated financial information is presented for illustrative and informational purposes only and does not purport to represent what the Company’s financial position or results of operations would have been had the Disposition and the Facility Amendment occurred on the dates indicated, and is not necessarily indicative of the Company’s future financial position or results of operations. The pro forma adjustments are based on available information and assumptions that management believes are reasonable; the actual accounting and results may differ materially.

BRC GROUP HOLDINGS, INC.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2026

(Dollars in thousands, except share data)

	As Reported September 30, 2026	Transaction Accounting Adjustments (Note 3)		Pro Forma September 30, 2026
ASSETS
Assets:
Cash and cash equivalents	$144,072	$10,570	(b)	$180,021
		(591)	(b)
		25,970	(g)
Restricted cash	1,651			1,651
Due from clearing brokers	19,402			19,402
Securities and other investments owned ($307,830 at fair value)	369,818			369,818
Securities borrowed	235,009			235,009
Accounts receivable, net of allowance for credit losses of $5,560	59,062			59,062
Loans receivable, at fair value ($1,086 from related parties)	10,798			10,798
Equity investments	68,059	(62,250)	(a)	5,809
Prepaid expenses and other assets	117,961			117,961
Operating lease right-of-use assets	36,252			36,252
Property and equipment, net	18,268			18,268
Goodwill	392,687			392,687
Other intangible assets, net	94,599			94,599
Deferred income taxes	793			793
Assets of discontinued operations	2,221			2,221
Total assets	$1,570,652	$(26,301)		$1,544,351
LIABILITIES AND DEFICIT
Liabilities:
Accounts payable	$34,929			$34,929
Accrued expenses and other liabilities ($190 at fair value)	125,198	(591)	(b)	124,697
		27	(g)
		63	(c)
Deferred revenue	45,030			45,030
Deferred income taxes	4,409			4,409
Securities sold not yet purchased, at fair value	7,897			7,897
Securities loaned	217,125			217,125
Operating lease liabilities	43,773			43,773
Revolving credit facilities	32,285			32,285
Term loans, net	115,421	(47,812)	(b)	93,552
		25,943	(g)
Senior notes payable, net	988,328			988,328
Liabilities of discontinued operations	830			830
Total liabilities	$1,615,225	$(22,370)		$1,592,855
Commitments and contingencies
BRC Group Holdings, Inc. stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,563 shares issued and outstanding and liquidation preference of $128,187	$—			$—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 40,199,755 shares issued and outstanding	4			4
Additional paid-in capital	680,912			680,912
Accumulated deficit	(770,467)	(3,931)	(c)	(774,398)
Accumulated other comprehensive loss	(8,167)			(8,167)
Total BRC Group Holdings, Inc. stockholders’ deficit	$(97,718)	$(3,931)		$(101,649)
Noncontrolling interests	53,145			53,145
Total deficit	$(44,573)	$(3,931)		$(48,504)
Total liabilities and deficit	$1,570,652	$(26,301)		$1,544,351

See accompanying notes to unaudited pro forma consolidated financial information.

BRC GROUP HOLDINGS, INC.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2026

(Dollars in thousands, except share data)

	As Reported Nine Months Ended September 30, 2026	Transaction Accounting Adjustments (Note 3)		Pro Forma Nine Months Ended September 30, 2026
Revenues:
Services and fees ($13,105 from related parties)	$438,168			$438,168
Trading gains, net	33,534			33,534
Fair value adjustments on loans ($106 from related parties)	12,005			12,005
Interest income - loans	5,394			5,394
Interest income - securities lending	4,887			4,887
Sale of goods	130,217			130,217
Total revenues	624,205	—		624,205
Operating expenses:
Direct cost of services	88,186			88,186
Cost of goods sold	92,619			92,619
Selling, general and administrative expenses	382,134			382,134
Restructuring charge	1,934			1,934
Impairment of tradename	5,200			5,200
Interest expense - Securities lending and loan participations sold	2,723			2,723
Total operating expenses	572,796	—		572,796
Operating income	51,409	—		51,409
Other income (expense):
Interest income	938			938
Dividend income	1,000			1,000
Realized and unrealized gains on investments	19,707			19,707
Change in fair value of financial instruments and other	(3,126)			(3,126)
Loss from equity investments	(18,625)	6,547	(d)	(12,078)
Gain on extinguishment of debt	1,607			1,607
Interest expense	(55,652)	9,728	(e)	(53,854)
		(7,930)	(h)
(Loss) income from continuing operations before income taxes	(2,742)	8,345		5,603
Benefit from (provision for) income taxes	1,207	(2,178)	(f)	(971)
(Loss) income from continuing operations	(1,535)	6,167		4,632
Income from continuing operations attributable to noncontrolling interests	3,245			3,245
(Loss) income from continuing operations attributable to BRC Group Holdings, Inc.	(4,780)	6,167		1,387
Preferred stock dividends	6,045			6,045
Loss from continuing operations available to common shareholders	$(10,825)	$6,167		$(4,658)
Basic loss from continuing operations per common share	$(0.29)			$(0.13)
Diluted loss from continuing operations per common share	$(0.33)			$(0.16)
Weighted average basic common shares outstanding	36,683,700			36,683,700
Weighted average diluted common shares outstanding	36,837,593			36,837,593

See accompanying notes to unaudited pro forma consolidated financial information.

BRC GROUP HOLDINGS, INC.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2025

(Dollars in thousands, except share data)

	As Reported Year Ended December 31, 2025	Transaction Accounting Adjustments (Note 3)		Pro Forma Year Ended December 31, 2025
Revenues:
Services and fees ($12,543 from related parties)	$633,836			$633,836
Trading gains, net	125,530			125,530
Fair value adjustments on loans ($2,061 from related parties)	(448)			(448)
Interest income - loans ($1,910 from related parties)	10,574			10,574
Interest income - securities lending	6,993			6,993
Sale of goods	191,114			191,114
Total revenues	967,599	—		967,599
Operating expenses:
Direct cost of services	139,417			139,417
Cost of goods sold	145,364			145,364
Selling, general and administrative expenses	599,748	63	(c)	599,811
Restructuring charge	195			195
Impairment of goodwill and tradenames	1,500			1,500
Interest expense - Securities lending and loan participations sold	5,794			5,794
Total operating expenses	892,018	63		892,081
Operating income	75,581	(63)		75,518
Other income (expense):
Interest income	3,710			3,710
Dividend income	1,818			1,818
Realized and unrealized gains on investments	62,718			62,718
Change in fair value of financial instruments and other	11,349			11,349
Gain on sale and deconsolidation of businesses	86,213			86,213
Gain on senior note exchange	67,208			67,208
Income from equity investments	34,996	(887)	(d)	34,109
Loss on extinguishment of debt	(21,298)	(3,868)	(c)	(25,166)
Interest expense	(92,736)	10,288	(e)	(91,395)
		(8,947)	(h)
Income from continuing operations before income taxes	229,559	(3,477)		226,082
Benefit from income taxes	9,885	907	(f)	10,792
Income from continuing operations	239,444	(2,570)		236,874
Income from continuing operations attributable to noncontrolling interests	2,870			2,870
Income from continuing operations attributable to BRC Group Holdings, Inc.	236,574	(2,570)		234,004
Preferred stock dividends	8,060			8,060
Income from continuing operations available to common shareholders	$228,514	$(2,570)		$225,944
Basic income from continuing operations per common share	$7.48			$7.39
Diluted income from continuing operations per common share	$7.48			$7.39
Weighted average basic common shares outstanding	30,555,258			30,555,258
Weighted average diluted common shares outstanding	30,555,258			30,555,258

See accompanying notes to unaudited pro forma consolidated financial information.

BRC GROUP HOLDINGS, INC.

Notes to the Unaudited Pro Forma Consolidated Financial Information

(Dollars in thousands, except share and per share data)

Note 1. Basis of Presentation and Preliminary Accounting

The Disposition of the GA Holdings equity method investment, with a carrying amount of $62,250 at September 30, 2026, represents a transfer of a financial asset under ASC 860. Upon completion of the transfer, the Company derecognized its equity method investment in accordance with ASC 323. No gain or loss is reflected because the sale price to Oaktree of $62,250 equals the carrying amount. The Company evaluated the Disposition and the Facility Amendment as a single transaction with Oaktree. The $51,680 principal reduction is accounted for as a partial extinguishment of the Oaktree Term Loan under ASC 470-50. The continuing Oaktree Term Loan, including the additional borrowings at closing, is accounted for as a modification and prospectively using a revised effective interest rate. The transaction fee, closing fee and lender counsel fees payable to Oaktree are recorded as a discount on the continuing Oaktree Term Loan and amortized as interest expense; third-party costs are expensed as incurred.

The Disposition and the Facility Amendment were negotiated with the same counterparty, closed concurrently, and were contractually and economically interdependent. The reduction of the Oaktree Term Loan constituted a component of the consideration received for the GA Holdings interest. Management therefore concluded that presenting the transactions in a single column of transaction accounting adjustments most clearly depicts their combined accounting effects. The individual effects of each transaction component are identified separately in Note 3.

Preliminary Accounting

The accounting reflected in the unaudited pro forma consolidated financial information is preliminary. The Company has not completed its evaluation of whether the Disposition and the Facility Amendment constitute a troubled debt restructuring and has not completed the third-party valuation of its interest in GA Holdings as of the transaction date. The Company requires the completed valuation and related analyses to finalize the fair value of the GA Holdings interest, the allocation of that fair value between the cash consideration and the reduction of the Oaktree Term Loan, and the accounting for the extinguished and continuing portions of the Oaktree Term Loan. The resolution of these matters could change the gain or loss on the transfer, the loss on partial extinguishment, the carrying amount and effective interest rate of the continuing Oaktree Term Loan, and the related interest expense and income tax effects reflected in the pro forma financial information. The Company expects to finalize these analyses in connection with the preparation of its financial statements for the year ending December 31, 2026. A $1,000 change in the fair value assigned to the GA Holdings interest would change the gain or loss on the transfer and the loss on partial extinguishment by offsetting amounts of $1,000. The ultimate accounting could differ materially if the Company concludes that accounting guidance other than that reflected in these pro forma statements applies.

Note 2. Transfer of the GA Holdings Interest and Partial Extinguishment of the Oaktree Term Loan

The Company transferred its GA Holdings interest for consideration of $62,250, equal to the investment’s September 30, 2026 carrying amount. Accordingly, no pro forma gain or loss on the transfer was recorded. Estimated transaction costs of $63 are expensed separately (see note (c)). The total consideration received, its components and how each was measured, and the reconciliation of the cash consideration to the cash adjustments in note (b), are as follows:

Cash received from Oaktree (amount received at closing)	$10,570
Reduction of indebtedness under the Oaktree Term Loan (Prepaid Term Loans cancelled; fair value attributed equals total consideration less cash, and equals the principal cancelled)	51,680
Total consideration (fair value of the GA Holdings interest; market approach based on the negotiated sale price)	$62,250

Cash consideration	$10,570
Less: accrued interest on the Prepaid Term Loans paid at closing	(591)
Net cash adjustment (b)	$9,979

In the third quarter of 2026, in contemplation of the Disposition, the Company recorded an other-than-temporary impairment of $14,552 to reduce the carrying amount of its investment in GA Holdings to its estimated fair value of $62,250. The impairment is included in (loss) income from equity investments in the historical statement of operations for the nine months ended September 30, 2026, is nonrecurring and has not been eliminated in the pro forma adjustments.

The Prepaid Term Loans were repaid with the portion of the purchase price applied by offset. Because the repayment and the Facility Amendment were negotiated with Oaktree as a single transaction and the terms of the continuing Oaktree Term Loan are not substantially different from the original terms under ASC 470-50, the repayment is accounted for as a partial extinguishment of the Oaktree Term Loan, with the reacquisition price measured at the fair value of the GA Holdings interest attributed to the Prepaid Term Loans (the fair value attributed to the debt reduction was $51,680, equal to the $62,250 total consideration less the $10,570 of cash consideration, which equals the principal repaid), and the continuing Oaktree Term Loan is accounted for as a modification. The loss on partial extinguishment therefore equals the unamortized discount attributable to the Prepaid Term Loans on a pro rata basis.

The loss on partial extinguishment of the Prepaid Term Loans was determined as follows:

Principal of the Prepaid Term Loans repaid	$51,680
Less: unamortized discount, net, attributable to the Prepaid Term Loans	(3,868)
Net carrying amount of the Prepaid Term Loans extinguished	47,812
Less: fair value of the GA Holdings interest attributed to the Prepaid Term Loans (reacquisition price)	(51,680)
Loss on partial extinguishment of the Prepaid Term Loans	$(3,868)

The carrying amount of the continuing Oaktree Term Loan, including the additional term loans advanced under the Facility Amendment, was determined as follows:

Principal of the continuing Oaktree Term Loan	$43,727
Less: unamortized discount, net, on the remaining Initial Term Loans	(1,045)
Less: transaction fee, closing fee and lender counsel fees payable to Oaktree, recorded as a discount	(3,838)
Carrying amount of the continuing Oaktree Term Loan after the modification	$38,844

The legal principal amount of the continuing Oaktree Term Loan is $43,727 on the pro forma basis; the difference between its carrying amount of $38,844 and the principal amount is amortized as an increase in interest expense over the expected term using the effective interest method (see note (h)).

A $1,000 change in the fair value of the GA Holdings interest would change the gain or loss on transfer and the loss on partial extinguishment by offsetting amounts of $1,000, with no effect on the carrying amount of the continuing Oaktree Term Loan or its effective interest rate of 27.2%.

Amounts are based on the balances at September 30, 2026. The unamortized discount at that date includes the $3,125 fee added to principal under Amendment No. 5 to the Oaktree Credit Agreement dated August 7, 2026, which is reflected in the loss on partial extinguishment and in the carrying amount of the continuing Oaktree Term Loan. The mandatory prepayment feature added by Amendment No. 6 dated September 28, 2026 is bifurcated as an embedded derivative with an immaterial fair value at September 30, 2026, included in accrued expenses and other liabilities, which is not adjusted in the pro forma balance sheet.

Note 3. Pro Forma Adjustments

The transaction accounting adjustments included in the unaudited pro forma consolidated balance sheet as of September 30, 2026 and statements of operations for the nine months ended September 30, 2026 and the year ended December 31, 2025 are as follows:

a.	Reflects the removal of the carrying amount of the Company’s equity method investment in GA Holdings of $62,250.

b.	Reflects the receipt of $10,570 in net cash from Oaktree, less $591 of accrued interest paid at closing on the Prepaid Term Loans, and the partial extinguishment of the Prepaid Term Loans through the application of the purchase price by offset, reducing term loans, net by $47,812 (the net carrying amount of the Prepaid Term Loans) and accrued expenses and other liabilities by $591. See Note 2.

c.	Reflects the loss on partial extinguishment of the Prepaid Term Loans of $3,868 described in Note 2 and estimated transaction costs of $63, which are accrued in accrued expenses and other liabilities, both reflected in the pro forma statement of operations for the year ended December 31, 2025 only and in accumulated deficit in the pro forma balance sheet. No gain or loss on the transfer of the GA Holdings interest is reflected because its fair value equals its carrying amount at September 30, 2026 (see Note 2). These items and the related income tax effect in the pro forma statement of operations for the year ended December 31, 2025 (see note (f)) are nonrecurring and are not reflected in the pro forma statement of operations for the nine months ended September 30, 2026.

d.	Reflects the elimination of the Company’s equity in the net loss of GA Holdings of $6,547 for the nine months ended September 30, 2026 and equity in the net income of GA Holdings of $887 for the year ended December 31, 2025. The other-than-temporary impairment of $14,552 recorded in the third quarter of 2026 is not eliminated (see Note 2). The Company’s other equity method investment is not affected.

e.	Reflects the elimination of historical interest expense on the Oaktree Term Loan outstanding at September 30, 2026, including amortization of discount and debt issuance costs and, through August 7, 2026, accretion of the exit fee, of $9,728 and $10,288 for the nine months ended September 30, 2026 and the year ended December 31, 2025, respectively. The amount for the year ended December 31, 2025 is the portion of interest expense on the Oaktree Term Loan attributable to the $62,500 of principal outstanding from July 2025 through August 7, 2026 (before the $3,125 Amendment No. 5 fee was added to principal); the Oaktree Term Loan was funded at $125,000 on February 26, 2025 and reduced to $62,500 by June 30, 2025, and the adjustment reflects interest from the funding date. Interest on the continuing Oaktree Term Loan after the modification is reflected in note (h).

f.	Reflects the estimated income tax effect of the pro forma adjustments to the statements of operations at the Company’s blended federal and state statutory income tax rate of 26.1%, which includes the federal rate of 21.0% and the state rate of 6.5%, adjusted for the federal benefit: $2,178 of expense for the nine months ended September 30, 2026 and $907 of benefit for the year ended December 31, 2025 on adjustments (c), (d), (e) and (h). No income tax effect is reflected in the pro forma balance sheet; the loss on partial extinguishment and the transaction costs in (c) are reflected in accumulated deficit on a pre-tax basis. The rate does not consider the Company’s valuation allowance, the tax basis of its interest in GA Holdings or its effective tax rate, which could differ significantly.

g.	Reflects the additional term loans of $26,500 advanced under the Facility Amendment, the proceeds of which are available for general corporate purposes, including potential acquisitions and other strategic transactions, less the closing fee of $530 (2.0%), for net cash proceeds of $25,970, and the $3,281 transaction fee added to the principal of the existing term loans. The additional term loans and the transaction fee are part of the continuing Oaktree Term Loan described in Note 2. The transaction fee, the closing fee and lender counsel fees of $27 reimbursable to Oaktree are recorded as a discount and amortized as interest expense (see note (h)). The transaction fee is paid in kind and the closing fee is netted from the proceeds; of these fees, only the lender counsel fees, which are not netted, are accrued in accrued expenses and other liabilities at closing.

h.	Reflects interest expense on the continuing Oaktree Term Loan, including the $26,500 of additional term loans, of $7,930 and $8,947 for the nine months ended September 30, 2026 and the year ended December 31, 2025, respectively, at an effective interest rate of 27.2% on the carrying amount of $38,844 after the modification plus $160 of accrued interest carried forward (see Note 2), which includes the accretion of the unamortized discount, the transaction fee, the closing fee and lender counsel fees. For the year ended December 31, 2025, interest is computed from February 26, 2025, the date the Oaktree Term Loan was funded, consistent with the historical interest eliminated in note (e). The continuing Oaktree Term Loan bears interest at three-month term SOFR plus 8.0% (11.8% for the interest period beginning August 27, 2026). A one-eighth percentage point change in the contractual interest rate applied to the $43,727 principal balance of the continuing Oaktree Term Loan would change pro forma cash interest expense by approximately $41 for the nine-month period and $55 for a full-year period.